Exhibit 5.1

Prestige Wealth Inc. 盛德財富有限公司	D +852 3656 6054 / +852 3656 6073
E nathan.powell@ogier.com rachel.huang@ogier.com

Reference: NMP/RYH/507656.00002

30 December 2024

Dear Sirs

Prestige Wealth Inc. 盛德財富有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form S-8, including all amendments and supplements thereto (the Registration Statement), as filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the reservation for issuance of 4,500,000 class A or class B ordinary shares of a par value of US$0.000625 each (the ESOP Shares), upon granting of certain awards under the Equity Incentive Plan effective on 30 December 2024 (the Plan).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined copies or drafts of the following documents:

(a)	the certificate of incorporation of the Company dated 25 October 2018 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the second amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 29 December 2023 and filed with the Registrar on 19 January 2024 (the Memorandum and the Articles);

(c)	a certificate of good standing dated 11 December 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company filed with the Registrar on 19 July 2023 (the Register);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Florence Chan*	Lin Han† Cecilia Li** Rachel Huang** Joanne Collett** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(e)	a certificate from a director of the Company dated 30 December 2024 as to certain matters of facts (the Director’s Certificate);

(f)	the Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 30 December 2024 (the Register of Writs);

(g)	a search on the Cayman Online Registry Information Service conducted against the Company at the Registrar on 30 December 2024 (the CORIS Search);

(h)	a copy of the written resolutions of all the directors of the Company passed on 17 December 2024 approving, among other things, the Company’s filing of the Registration Statement and the adoption of the Plan (the Minutes);

(i)	the Plan, a copy of which as exhibited to the Registration Statement; and

(j)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Register and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	the CORIS Search which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(f)	the Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register;

(g)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(h)	the Minutes remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Plan and the Registration Statement and no director has a financial interest in or other relationship to a party of the transactions contemplated in the Plan and/or the Registration Statement which has not been properly disclosed in any of the Minutes;

(i)	each of the Plan and the Registration Statement has been duly authorised and duly executed and unconditionally delivered by or on behalf of the Company in accordance with all relevant laws (other than the laws of the Cayman Islands);

(j)	each of the Plan and the Registration Statement is legal, valid and binding and enforceable against all relevant parties in accordance with its terms under relevant law (other than, with respect to the Company, the laws of the Cayman Islands);

(k)	the ESOP Shares shall be issued at an issue price in excess of the par value thereof;

(l)	the capacity, power, authority and legal right of the Company under all relevant laws and regulations (other than the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform its obligations under the Plan;

(m)	no monies paid to or for the account of any party under the Plan represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (as revised) and the Terrorism Act (as revised), respectively);

(n)	the Company has received, or will receive, money or money’s worth (the Consideration) in consideration for the issue of the ESOP Shares, and none of the ESOP Shares have, or will be, issued for less than their par value;

(o)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets; and

(p)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Valid Issuance of ESOP Shares

(a)	the ESOP Shares to be offered and issued by the Company pursuant to the provisions of the Plan, having been duly authorised and, when issued by the Company upon:

(i)	payment in full of the Consideration as set out in the provisions of the Plan and in accordance with the provisions of the Plan, the Memorandum and Articles, the Minutes; and

(ii)	the entry of those ESOP Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Plan and/or the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (as revised) of the Cayman Islands (the Companies Act), the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4.3	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.4	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.5	In this opinion, the phrase “non-assessable” means, with respect to the ESOP Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the ESOP Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.6	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the issuance of the ESOP Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier